                                                                   EXHIBIT 10.11

[SEAFIRST LOGO]

                                  MOSAIX, INC.
                               SUMMARY TERM SHEET

CREDIT FACILITY:

1.   REVOLVING LINE OF CREDIT

     BORROWER:       Mosaix, Inc.

     LINE AMOUNT:    Ten Million Dollars ($10,000,000).

     LOAN PURPOSE:   Working capital and general corporate purposes.

     INTEREST RATE:  Options:
                     - Bank of America's publicly announced reference rate; or
                     - Adjusted LIBOR plus 130 basis points.

                     Term Option:
                     - Bank of America's publicly announced reference rate; or
                     - Adjusted LIBOR plus 175 basis points

     FEE:            Commitment Fee:
                     - 0.20 of 1.00 percent per annum, payable quarterly
                       in arrears.

                     Fee upon execution of Term Option:
                     - 0.125 of 1.00 percent of the principal outstanding at
                       time of conversion.

     EXPIRATION:     May 31, 1998.

     EXPIRATION
     TERM OPTION:    On or before May 31, 1998, Borrower shall have the option
                     to convert revolving credit line to a two-year term loan.

     REPAYMENT
     TERM OPTION:    Repayable in twenty-four equal monthly principal
                     installments, plus monthly interest.

     COLLATERAL:     Unsecured.

II.  OTHER TERMS

     BUSINESS LOAN AGREEMENT:

     - Amendment to existing Business Loan Agreement to be signed by Borrower and Bank.

     REPORTING REQUIREMENTS:

     -  Annual audited financial statements and 10-K report within 120 days.
     - Quarterly company-prepared financial statements and 10-Q report within 45 days.
     -  Annual forecast income statement within 75 days.

     FINANCIAL COVENANTS:

     -  Minimum current ratio            1.75:1 (Previously 2.50:1)
     -  Minimum working capital          $22,000,000 (Unchanged)
     -  Minimum tangible net worth       $45,000,000 (Previously $42,000,000)
     -  Maximum debt-to-worth            1.00:1 (Unchanged)

     TERM OPTION:

     -  Minimum operating cash flow/CPLTD (Unchanged).
          Definition: Operating income of not less than $500,000 plus depreciation and amortization expense divided by scheduled principal payment of long-term debt plus interest expense on a four quarter trailing average, tested quarterly.

                      AMENDMENT TO BUSINESS LOAN AGREEMENT

This Agreement is made between Bank of America National Trust and Savings Association, doing business as Seafirst Bank, successor by merger to Bank of America NW, N.A. ("Bank") and Mosaix, Inc., a Washington Corporation and successor by name change to Digital Systems International, Inc. ("Borrower"). Bank and Borrower are parties to a Business Loan Agreement and wish to make certain revisions to their loan arrangements as set forth in that Agreement. Upon execution hereof, that Agreement shall be amended as follows effective immediately:

PART A:

        Availability Period:
        Availability period is hereby extended to May 31, 1998.

PART B, SECTION 4.2 is hereby amended:

        Maintain current assets in an amount at least equal to 1.75 times current liabilities, and not less than $22,000,000.

PART B, SECTION 4.3 is hereby amended:

        Maintain a tangible net worth of at least $45,000,000 and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed 1.00 times Borrower's tangible net worth.

Except as specifically set forth herein, all provisions of the Agreement remain in full force and effect.

This Amendment to Business Loan Agreement is executed by the parties on this 25 day of June, 1997.


SEAFIRST BANK
Western Wholesale Banking Division

By: /s/ STEVEN E. MELBY
    -------------------
    Steven E. Melby
    Vice President


MOSAIX, INC.

By: /s/ JOHN J. FLAVIO
    ------------------
    John J. Flavio
    Senior Vice President - Finance & Administration

[SEAFIRST BANK LOGO]                                        LOAN MODIFICATION
                                                                    AGREEMENT

-----------------------------------------------------------------------------

This agreement amends the MASTER NOTE FOR MULTIPLE ADVANCES - BUSINESS PURPOSE dated MAY 31, 1995 ("Note") executed by DIGITAL SYSTEMS INTERNATIONAL, INC. ("Borrower") in favor of Bank of America N.T.&S.A., doing business as Seafirst Bank, successor by name change to Seattle-First National Bank ("Bank"), regarding a loan in the maximum principal amount of $10,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follow:

        1. Maturity Date. The maturity date of the Note is changed to MAY 31, 1998. Bank's commitment to make advances to Borrower under its line of credit is also extended to MAY 31, 1998.

        2. Name change. Borrower's name has been changed from Digital Systems International, Inc. to Mosaix, Inc.

        3. Other Terms. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guarantees, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

        DATED JUNE 3, 1997.

Bank:                                   Borrower:

SEAFIRST BANK                           MOSAIX, INC.



By:  /s/ STEVEN E. MELBY                By: /s/ JOHN J. FLAVIO
   --------------------------------        --------------------------------

Title:     Vice President               Title:     Sr. Vice President
      -----------------------------           -----------------------------

[SEAFIRST LOGO]

                            BUSINESS LOAN AGREEMENT

                                     Part A

This Seafirst Business Loan Agreement ("Agreement") is made between Bank of America NW, N.A., doing business as Seafirst Bank, ("Bank") and Digital Systems International, Inc. ("Borrower") with respect to the following:

LINE OF CREDIT      Subject to the terms of this Agreement, Bank will make loans to Borrower under a revolving line of credit as follows:

Total Amount
Available:          Borrower may borrow, repay and reborrow up to a maximum of
                    Ten Million Dollars ($10,000,000.00).

Availability
Period: Date of Note through May 31, 1997. However, if loans are made and/or new promissory notes executed after the last date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by the Bank and Borrower provides otherwise, or a replacement loan agreement is executed. The making of such additional advances alone, however, does not constitute a commitment by the Bank to make any further advances or extend the availability period.

Term Period:        On any Business Day prior to May 31, 1997, so long as
                    Borrower is then in compliance in all respects with the terms and conditions of the Business Loan Agreement, Borrower may elect, in writing delivered to Bank, to convert the loan represented by the Note from a revolving loan to a term loan to be repaid in 24 equal monthly principal installments of the principal amount outstanding under the facility on the date of conversion, provided that the maturity date for this Term Period shall not extend beyond
                    May 31, 1998. The Term Period shall mean the period beginning on the earlier of (a) the date such election is made, or (b) May 31, 1996 (the Conversion Date). Borrower shall pay to Bank a Conversion Fee on the Conversion Date equal to 0.125% of the outstanding principal balance of the Note on the Conversion Date; and the nonusage fee provided for below shall cease to accrue on the Conversion Date.
                    Borrower shall pay to Bank on the Conversion Date the remaining accrued but unpaid nonusage fee.

Interest Rate:      At Borrower's option:

                    (a) Bank's publicly announced prime rate plus 0.00% percent of principal per annum, adjusted on the date of any Bank prime rate change, or;

                    (b) Adjusted LIBOR Rate shall mean for any day that per
                        annum rate equal to the sum of (a) the Margin of 1.30%,
                        (b) the Assessment Rate, if any, and (c) the quotient of
                        (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate on the first day of each Interest Period and on the effective day of any change in the Assessment Rate or Reserve Adjustment. The Adjusted LIBOR Rate shall be for periods of one, two, three or six months.

                    (c) In the event Borrower elects the Term Option provided
                        for above, the Margin referred to in paragraph (b) above shall be 1.75%.

                    (d) Bank's reserve adjusted Fixed Rate Index as quoted by
                        Bank on the date the funds are converted for the period for which the rate is being fixed plus 1.75%. The Fixed Rate Index will be adjusted at the holder's option to reflect the holder's cost of statutory reserves, deposit insurance, regulatory capital, taxes and assessments.

Interest
Rate Basis:         All interest will be calculated at the per annum interest
                    rate based on a 360-day year and applied to the actual number of days elapsed.

Prepayment:         Bank may assess a prepayment fee in the event of a partial or complete prepayment. Such prepayment fee will be fully defined and disclosed to Borrower at the time the interest rate is fixed.

Conversion Fee:     On the Conversion Date set forth in the Term Period section above, Borrower shall pay the Conversion Fee described therein; provided that no Conversion Fee shall be due if Borrower pays the Note in full at the end of the revolving period without converting to the Term Period.

Fee on Unutilized
Portion of Line:    On June 30, 1996 and every quarter thereafter, Borrower
                    shall pay a fee based on the average daily unused portion of the line of credit. This fee is calculated as follows: 1/5 of 1.00% per annum, payable quarterly in arrears. This nonusage fee shall cease to accrue on the Conversion Date
                    (as defined above). Borrower shall pay back to Bank on the Conversion Date the remaining accrued but unpaid nonusage fee.

Repayment:          At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

Collateral:         Unsecured.

[SEAFIRST LOGO]


                            BUSINESS LOAN AGREEMENT

                                     PART B

1. PROMISSORY NOTE(S). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.

2. CONDITIONS TO AVAILABILITY OF LOAN/LINE OF CREDIT. Before Bank is obligated to disburse/make any advance, or at any time thereafter which Bank deems necessary and appropriate, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank ("loan documents"):

     2.1  Original, executed promissory note(s);

     2.2 Original executed security agreement(s) and/or deed(s) of trust covering the collateral described in Part A; N/A

     2.3 All collateral described in Part A in which Bank wishes to have a possessory security interest; N/A

     2.4  Financing statement(s) executed by Borrower; N/A

     2.5 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consenting to in writing by Bank; N/A

    +2.6  The following guaranty(ies) in favor of the Bank; N/A

    +2.7  Subordination agreement(s) in favor of Bank executed by; N/A

     2.8 Evidence that the execution, delivery, and performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

     2.9 Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this Agreement;

     2.10 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in sections 3.3, 3.5, 3.6, 3.7,
          3.8 and such other matters as the Bank may reasonably request; N/A

     2.11 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of in-house counsel);

    +2.12 Other (describe): N/A




                                     Page 3
Rev. 11/93

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank, except as Borrower has disclosed to Bank in writing, as of the date of this Agreement and hereafter so long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory notes that:

    +3.1 Borrower is duly organized and existing under the laws of the state of its organization as a:

                                General           Limited            Sole
           X Corporation      Partnership       Partnership      Proprietorship
          ---              ---               ---              ---


                              dba
                                  ----------------------------

          Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under, and complied with, where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities; the execution, delivery, and performance of this Agreement and such notes and other instruments required herein are within Borrower's powers, have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower, and this Agreement, such notes and the loan documents are valid and enforceable according to their terms;

     3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business), and no assets or revenues of the Borrower are subject to any lien except as required or permitted by this Agreement, disclosed in its financial statements or otherwise previously disclosed to Bank in writing;

     3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission and are and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

     3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith;

     3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other event has occurred which may have a material adverse effect on Borrower's financial condition;

     3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7) under this Agreement;

4. AFFIRMATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s) Borrower will:

    +4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes: Working capital and general corporate purposes.

    +4.2 Maintain current assets in an amount at least equal to 2.50 times current liabilities, and not less than $22,000,000. Current assets and current liabilities shall be determined in accordance with generally accepted accounting principles and practices, consistently applied;

    +4.3 Maintain a tangible net worth of at least $42,000,000 and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed




                                     Page 4
Rev. 11/93

        1.00 times Borrower's tangible net worth. "Tangible net worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation, and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of such corporation last ended at the date of this Agreement. "Tangible Net Worth" definition - tangible assets to include net capitalized software costs of Borrower;

 4.4    N/A

+4.5 Promptly give written notice to Bank of: (a) all litigation and claims made or threatened affecting Borrower where the amount is $1,000,000 or more; (b) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; (c) any Event of Default under this Agreement or any other agreement with Bank or any other creditor or any event which become an Event of Default; and
        (d) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations;

+4.6 Borrower shall as soon as available, but in any event within 120 days following the end of each Borrower's fiscal years and within 45 days following the end of each quarter provide to Bank, in a form satisfactory to Bank such financial statements, Form 10-K Reports and Form 10-Q Reports and other information respecting the financial condition and operations of Borrower as Bank may reasonably request. Borrower's fiscal year financial statement shall be audited by an independent certified public accounting firm.

 4.7 Borrower will maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower and all policies covering property given as security for the loans shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty (30) days after notice from Bank, to obtain such additional insurance with an insurer satisfactory to the Bank;

 4.8 Borrower will pay all indebtedness taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become delinquent, except any which is being contested by the Borrower in good faith;

 4.9 Borrower will continue to conduct its business as presently constituted, and will maintain and preserve all rights, privileges and franchises now enjoyed, conduct Borrower's business in an orderly, efficient and customary manner, keep all Borrowers properties in good working order and condition, and from time to time make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved;

 4.10 Borrower will maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business;

 4.11 Borrower will permit representatives of Bank to examine and make copies of the books and records of Borrower and to examine the collateral of the Borrower at reasonable times;

 4.12 Borrower will perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided for herein or otherwise carry out the intent of this Agreement;

 4.13 Borrower will comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to any of Borrower's employee benefit plans;

 4.14 Borrower will permit representatives of Bank to enter onto Borrower's properties to inspect and test Borrower's properties as Bank, in its sole discretion, may deem appropriate to determine Borrower's compliance with section 5.8 of this Agreement; provided, however, that any such inspections and tests shall be for Bank's sole benefit and shall not be


                                     Page 5
Rev. 11/93
          construed to create any responsibility or liability on the part of Bank to Borrower or to any third party.

     4.15 In the event Borrower elects to convert the loan represented by the Note from a revolving loan to a term loan, Borrower shall maintain minimum Debt Service Coverage of at least 1.20:1. Debt Service Coverage shall be defined as Operating Income of not less than $500,000 plus Depreciation and Amortization divided by scheduled principal payments of long-term debt plus interest expense on a four quarter trailing average, tested quarterly. Operating income is that amount scheduled in Borrower's financial statements.

5. NEGATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s):

    *5.1  N/A;

     5.2  N/A;

    *5.3  N/A;

     5.4  N/A;

    *5.5  N/A;

     5.6 Borrower will not liquidate or dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease, or dispose of Borrower's business assets as a whole or such as in the opinion of Bank constitute a substantial portion of Borrower's business or assets;

     5.7 Borrower will not engage in any business activities or operations substantially different from or unrelated to present business activities or operations; and

     5.8  N/A;

6.   WAIVER, RELEASE AND INDEMNIFICATION. Borrower hereby:

     (a) releases and waives any claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any of the applicable federal, state or local laws, regulations or ordinances, including without limitation those described in section 3.8, and (b) agrees to indemnify and hold Bank harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of (i) any of Borrower's representations and warranties with respect to hazardous wastes and hazardous substances contained in section 3.8, or (ii) section
     5.8. The provisions of this section 6 shall survive the full and final payment of all sums outstanding under this Agreement and promissory notes and shall not be affected by Bank's acquisition of any interest in any of the Borrower's properties, whether by foreclosure or otherwise.

7. Events of Default. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make all sums of interest and principal outstanding under the loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all rights hereunder or at law:

     7.1 The Borrower shall fail to pay when due any amount payable by it hereunder on any loans or notes executed in connection herewith;

     7.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement for a period of fifteen
          (15) days after the earlier of written notice thereof shall have been given to the Borrower by Bank or Borrower or any Guarantor has knowledge of an Event of Default or an event that can become an Event of Default;

     7.3 Borrower shall fail to pay when due any other obligation for borrowed money, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation or any such other debt shall be declared to be due and payable and such failure shall continue after the applicable grace period;

     7.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made;


                                     Page 6
Rev. 11/93

        7.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization of liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty (30) days or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;

       +7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $1,000,000 which remains unpaid, unstayed on appeal, unbonded, or undismissed for a period of thirty (30) days;

        7.7 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will adversely affect Borrower's condition, operations or ability to repay the loan and/or line of credit;

        7.8 Failure of Bank to have a legal, valid and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this Agreement;

        7.9     Borrower ceases to exist as a going concern;

        7.10 Occurrence of an extraordinary situation which gives Bank reasonable grounds to believe that Borrower may not, or will be unable to, perform its obligations under this or any other agreement between Bank and Borrower; or

        7.11 Any of the preceding events occur with respect to any guarantor of credit under this Agreement, or such guarantor dies or becomes incompetent, unless the obligations arising under the guaranty and related agreements have been unconditionally assumed by the guarantor's estate in a manner satisfactory to Bank.

 8. SUCCESSORS; WAIVERS. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

9.      ARBITRATION.

        9.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this Agreement or any Loan Document executed in connection with this Agreement or arising from any alleged tort shall be settled by arbitration in King County, Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether any issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.

                For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated.

        9.2 Notwithstanding the provisions of Section 9.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property;

        9.3 No provision of this Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration. At Bank's open foreclosure


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


                under any deed of trust may be accomplished by exercise of the power of sale under the deed of trust or judicial foreclosure as a mortgage.

 10. COLLECTION ACTIVITIES, LAWSUITS AND GOVERNING LAW. Borrower agrees to pay Bank all costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), to enforce this Agreement, any notes or any Loan Documents pursuant to this Agreement, whether or not suit is instituted. If suit is instituted by Bank to enforce this Agreement, or any of these documents, Borrower consents to the personal jurisdiction of the Courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of this suit, being laid in King County, Washington. This Agreement and any notes and security agreements entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

+11. ADDITIONAL PROVISIONS. Borrower agrees to the additional provisions set forth immediately following this Section 11 or on any Exhibit attached to and hereby incorporated into Agreement. This Agreement supersedes all oral negotiations or agreements between Bank and Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.

        11.1 If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and (b) all other provisions shall remain in full force and effect.

        11.2 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive, absent manifest error.

        11.3 Bank may sell participations in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the right to set off against the Borrower and may enforce its interest in the Loan irrespective of any claims or defenses the Borrower may have against the Bank.

        11.4 Nothing in this Business Loan Agreement is intended to restrict the Borrower's normal business activities, including marketing new product lines similar to the existing product lines into existing markets or marketing the existing product lines into new markets.

        11.5 Nothing in this Business Loan Agreement is intended to restrict the sale of a portion or all of the Borrower to new investors. However, if a controlling interest in the Borrower is to be sold to a new investor, the Bank shall have the right to demand immediate payment in full of all loans outstanding and accrued interest and fees prior to that sale.

        11.6 Borrower will provide Bank with annual operating statement projections within 75 days of fiscal year-end.

 12. NOTICES. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

 13. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.



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
This Business Loan Agreement (Parts A and B) executed by the parties on _______, 1996. Borrower acknowledges having read all of the provisions of this Agreement and Borrower agrees to its terms.

SEAFIRST BANK
Western Commercial Banking Division, Team 2


By: /s/ STEVEN E. MELBY
    --------------------------------
    Steven E. Melby, Vice President

Address:        10500 N.E. 8th Street, Suite 500
                Bellevue, WA 98004
Phone:          (206) 585-6390
Fax:            (206) 585-6393


DIGITAL SYSTEMS INTERNATIONAL, INC.


By:
    --------------------------------------
    Patrick S. Howard, Chairman and C.E.O.


By: /s/ JOHN J. ELEVIO
    --------------------------------------
    John J. Elevio, Senior Vice President - Finance & Administration


By: /s/ RICHARD L. ANDERSON
    --------------------------------------
    Richard L. Anderson, Vice President/Controller


Address:        6464 185th Avenue N.E.
                Redmond, WA 98052
Phone:          (206) 881-7544
Fax:            (206) 881-1871






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